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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of Target Hospitality Corp. on Form S-3 to be filed on or about April 5, 2019 of our report dated November 13, 2018, on our audits of the consolidated financial statements of RL Signor Holdings LLC and Subsidiaries as of December 31, 2017 and 2016, and for each of the years then ended, which report was included in Target Hospitality Corp.'s Current Report on Form 8-K filed March 21, 2019. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3.

/s/ EisnerAmper LLP

EISNERAMPER LLP
Iselin, New Jersey
April 5, 2019

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM